Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated November 25, 2025, with respect to the consolidated financial statements of Arrowhead Pharmaceuticals, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

May 7, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.